    FCPT Provides Company and COVID-19 Update MILL VALLEY, CA – June 18, 2020 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) today announced an update to its previously disclosed activities and response to the ongoing COVID-19 pandemic. Throughout the COVID-19 pandemic, FCPT has endeavored to be as transparent as possible by providing interim updates on its business operations and its discussions with tenants. Given many of our tenants’ retail locations are reopening and the pandemic’s impact to retail sales is becoming less negative, we expect this press release will mark our final interim update prior to our second quarter earnings. Bill Lenehan, CEO of FCPT, commented, “We went into the COVID-19 pandemic with a strong balance sheet and a sound growth strategy. We proved that we can access capital during periods of challenging capital markets, and through the last few months we have seen how resilient our tenants are. We have worked with our tenants to achieve win-win outcomes. We now enter a stage of returning to accretive growth through the acquisition of well-located buildings, with credit worthy tenants, which are in industries we are very familiar with.” Real Estate Portfolio Update As of June 18, 2020, FCPT has received April, May and June rent payments measuring approximately 91%, 87% and 87%, respectively, of our portfolio’s contractual base rent for those months. In addition, we have agreed in principle to rent deferral requests with tenants representing approximately 10% of our portfolio, as measured by contractual base rent as of June 18, 2020, and the portion of deferred rent itself represents less than 1.2% of contractual annual base rent as of June 18, 2020. As of June 18, 2020, FCPT has collected rent or permitted deferrals equal to approximately 94% of contractual base rent for the second quarter. The majority of rent deferrals granted to tenants require the full rent amount to be paid back to FCPT in the near-term. FCPT has conditioned granting any rent deferral requests on requiring the tenant to provide FCPT with favorable revisions to lease terms such as, but not limited to, providing additional financial information, agreeing to extend the current term of the lease, enhancing the lease guarantee, or consenting to more favorable rent escalations in the future. As previously disclosed, the situation surrounding the COVID-19 pandemic remains fluid, and although we are actively managing our response in collaboration with tenants, government officials and business partners and assessing potential impacts to our financial position and operating results, as well as potential adverse developments in our business, the ultimate consequences of the COVID-19 pandemic on our business, including our rent collections, remains unknown. Liquidity Update As previously announced on March 31, 2020, FCPT recently entered into agreements to issue $125 million of senior unsecured notes (the “Notes”). The Notes consist of $75 million of notes with a ten-year term, which funded on April 8, 2020, mature on April 8, 2030, and are priced at a fixed interest rate of 3.20%, and $50 million of notes with a nine-year term, which funded on June 9, 2020, mature on June 9, 2029, and are priced at a fixed interest rate of 3.15%. These notes were issued at par value.

  On June 9, 2020, FCPT repaid the entire $98 million outstanding amount on its credit facility. After giving effect to this repayment, FCPT had approximately $27 million in cash and cash equivalents on hand and $250 million of remaining availability under its revolving credit facility as of June 18, 2020. FCPT also has no near-term debt maturities. As previously disclosed on May 29, 2020, FCPT will maintain its second quarter dividend at $0.305 per share. Acquisitions Activity FCPT continues to re-evaluate transactions in its pipeline and has not acquired any properties during the second quarter of 2020 as of June 18, 2020. However, FCPT expects to engage in attractive acquisitions if opportunities arise in the near-term and will announce any potential acquisitions as they occur consistent with FCPT’s past practice. As of June 18, 2020, FCPT did not have any material non-refundable deposits outstanding with respect to the acquisitions in its pipeline. Kerrow Operating Business FCPT previously disclosed the performance of its Kerrow operating business, which includes six franchised LongHorn Steakhouses in San Antonio that FCPT has operated since its inception. As of June 16, 2020, Kerrow’s year-over-year revenue is recovering quickly, nearly reaching the same levels of revenue from 2019 on a day-by-day basis, which marks a dramatic improvement from the bottom of the COVID-19 pandemic in mid-March when revenue at Kerrow was down over 90% from 2019. About FCPT FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at www.fcpt.com. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance, acquisition pipeline, expectations regarding the making of distributions and the payment of dividends, and the effect of pandemics such as COVID-19 on the business operations of FCPT and FCPT’s tenants and their continued ability to pay rent in a timely manner or at all. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward- looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the risk factors described under the section entitled “Item 1A. Risk Factors” in FCPT’s annual report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factor described under “Part II, Item 1A. Risk Factors” in FCPT’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission Although FCPT received the substantial majority of rents owed to it in April, May and June, the COVID-19 pandemic may affect its tenants and properties in a variety of ways that are difficult to predict. These trends may influence the ability or willingness of certain of FCPT’s tenants to pay rent in full or on a timely basis. Numerous state, local, federal and industry-initiated efforts have also affected or may affect landlords and their ability to collect rent and or enforce remedies for the failure to pay rent. As such, FCPT cannot guarantee its rent collections for future periods. Four Corners Property Trust: Bill Lenehan, 415-965-8031 CEO Gerry Morgan, 415-965-8032 CFO